                                                September 14, 2005

Southern California Edison Company
2244 Walnut Grove Avenue
Rosemead, California 91770

     Re:  Offering of Southern California Edison Company
          Series B Preference Stock

Ladies and Gentlemen:

                  I am Vice President and Associate General Counsel of Southern California Edison Company, a
California corporation ("SCE" or the "Company").  You have requested my opinion in connection with the offering, issuance, and sale by SCE of 2,000,000 shares of its Series B Preference Stock (the "Shares").

                  The Shares are being offered to the public by the Prospectus Supplement dated September 14,
2005, to the Prospectus dated April 12, 2005 (together, the "Prospectus"), which is part of a Registration
Statement on Form S-3 (Registration No. 333-123683) (the "Registration Statement"), filed by SCE with the
Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").  The
Shares are being sold by the Company pursuant to the Underwriting Agreement dated September 14, 2005, between the
Company and Goldman, Sachs & Co., J. P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the several Underwriters named therein.

                  In my capacity as Vice President and Associate General Counsel, I am generally familiar with the proceedings taken and proposed to be taken by SCE for the authorization and issuance of the Shares.  I, or attorneys acting under my supervision, have made legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of the documents, corporation records and instruments of SCE that we have deemed necessary or appropriate for purposes of this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.  In addition, we have obtained and relied upon certificates and assurances from public officials that we have deemed necessary.

                  Subject to the foregoing and the other qualifications set forth herein, it is my opinion that upon issuance and delivery of, and payment for, the Shares in the manner contemplated by the Registration
Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

                  In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

                  (A)      I express no opinion on the effect of Section 1708 of the California Public Utilities
Code which, among other matters, provides that the California Public Utilities Commission may at any time, upon notice to the parties, and with opportunity to be heard, rescind, alter, or amend any order or decision made by
it.

                  (B)      I am a member of the Bar of the State of California.  My opinions expressed herein are limited to the laws of the State of California and the federal laws of the United States of America.

                  (C)      This opinion letter is an expression of my professional judgment on the legal issues explicitly addressed.  By rendering the opinions herein, I do not become an insurer or guarantor of the expression of such professional judgment.  Nor does the rendering of such opinions guarantee the outcome of any legal dispute that may arise out of the contemplated transactions.  The rendering of the opinions herein does not create any express or implied contract or agreement between or with any person entitled to rely thereon and me.
My opinions set forth herein are based upon the facts in existence and laws in effect on the date hereof, and are rendered as of the date hereof, and I expressly disclaim any obligation to update my opinions herein, regardless of whether changes in such facts or laws come to my attention after the delivery hereof.

                  I consent to SCE filing this opinion with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into the Prospectus, and to the reference to me under the caption "Legal Matters" in the Prospectus.  In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act and regulations of the Securities and Exchange Commission issued thereunder.

                                                     Very truly yours,

                                                     /s/ Barbara M. Mathews
                                                     --------------------------------------------
                                                     Barbara E. Mathews
                                                     Vice President and Associate General Counsel
                                                     Southern California Edison Company